NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES FOURTH QUARTER RESULTS

NEW YORK, NEW YORK (February 10, 2011) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today reported a 2010 fourth quarter operating profit of $91,000 on total revenue of $7,782,000, as compared to an operating loss of ($971,000) on total revenue of $7,084,000 for the 2009 fourth quarter.  For the 2010 full year, Griffin reported an operating loss of ($3,147,000) on total revenue of $35,611,000, as compared to an operating loss of ($5,360,000) on total revenue of $39,199,000 for the 2009 full year.

Griffin reported a 2010 fourth quarter net loss of ($545,000) and a basic and diluted net loss per share of ($0.11) as compared to a 2009 fourth quarter net loss of ($1,282,000) and a basic and diluted net loss per share of ($0.25).  For the 2010 full year, Griffin reported a net loss of ($4,487,000) and a basic and diluted net loss per share of ($0.88) as compared to a net loss of ($5,513,000) and a basic and diluted net loss per share of ($1.09) for the 2009 full year.

Total revenue and operating profit at Griffin Land, Griffin’s real estate business, increased in the 2010 fourth quarter and 2010 full year versus the comparable 2009 periods due principally to: (i) an increase in rental revenue, reflecting an increase in space under lease in the 2010 fourth quarter and 2010 full year period versus the comparable 2009 periods; and (ii) revenue and pretax gains from property sales that closed in the 2010 fourth quarter.  Griffin Land did not have any property sales in fiscal 2009.  The increase in space leased by Griffin Land is attributable to the inclusion, for the fiscal 2010 full year, of 257,000 square feet of the 304,000 square foot built-to-suit warehouse in New England Tradeport (“Tradeport”), Griffin Land’s industrial park in Windsor and East Granby, Connecticut, that was completed and leased in the latter part of the 2009 third quarter and almost eleven months of a fully leased 120,000 square foot warehouse in the Lehigh Valley of Pennsylvania that was purchased in January 2010.  In addition, despite the weak economy in 2010, Griffin Land completed several new leases for an aggregate of 81,000 square feet of previously vacant office space.  However, in 2010 Griffin Land received very few inquiries for leases of warehouse/light industrial space and only leased 11,000 square feet of such space on a short-term basis, while leases for an aggregate of 76,000 square feet of mostly industrial space expired in fiscal 2010 and were not renewed.

In the 2010 fourth quarter, Griffin Land closed on the sale of four of its remaining twenty-five residential lots at Stratton Farms, its residential development in Suffield, Connecticut.  Griffin Land sold an option agreement to the buyer of those lots to purchase the remaining twenty-one lots over the next three years.

Imperial Nurseries, Inc. (“Imperial”), Griffin’s subsidiary in the landscape nursery business, had lower operating losses in the 2010 fourth quarter and 2010 full year versus the comparable 2009 periods due principally to the 2009 periods including higher charges for unsaleable inventories as compared to the 2010 periods.  Imperial’s total revenue was slightly lower in the 2010 fourth quarter than the 2009 fourth quarter due principally to timing of royalty revenue.  For the 2010 full year, Imperial’s total revenue was lower than total revenue in the 2009 full year due to 2009 including net sales of $7.8 million from Imperial’s Florida farm through the 2009 third quarter when Imperial closed that facility.  The effect of not having net sales from the Florida farm in the  2010 full year was partially offset by an increase of $1.3 million of net sales from Imperial’s Connecticut farm in the 2010 full year as compared to the 2009 full year. The increase in net sales from the Connecticut farm in the 2010 full year reflected an increase in unit sales volume, attributed to favorable spring weather in Imperial’s markets, offset, in part, by aggressive pricing offered in 2010 to obtain spring orders.

Griffin’s general corporate expense was higher in the 2010 fourth quarter as compared to the 2009 fourth quarter due to expenses related to Griffin’s nonqualified deferred compensation plan.  For the 2010 full year, general corporate expense was essentially unchanged as compared to the 2009 full year.

Griffin’s interest expense was higher in the 2010 fourth quarter and the 2010 full year versus the comparable 2009 periods due to higher debt levels in the 2010 periods from borrowings that were used to finance the construction of the new built-to-suit building in Tradeport and to finance the acquisition of the warehouse building in Pennsylvania.

Griffin operates its real estate business, Griffin Land, and Imperial, its landscape nursery business.   Griffin also has investments in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holding Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, particularly with respect to factors described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 27, 2010.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.

Griffin Land & Nurseries, Inc.
Consolidated Condensed Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Fourth Quarter Ended,				Fiscal Year Ended,
	Nov. 27, 2010		Nov. 28, 2009		Nov. 27, 2010		Nov. 28, 2009
Revenue
Rental revenue and property sales	$5,466	(1)	$4,560	(1)	$19,528	(1)	$17,130	(1)
Landscape nursery net sales and other revenue	2,316		2,524		16,083		22,069
Total revenue	7,782		7,084		35,611		39,199

Operating profit (loss)
Real estate business	1,640	(1)	1,064	(1)	3,612	(1)	2,260	(1)
Landscape nursery business	(504)		(1,413)	(2)	(2,761)	(2)	(3,636)	(2)
General corporate expense	(1,045)		(622)		(3,998)		(3,984)
Total operating profit (loss)	91		(971)		(3,147)		(5,360)

Interest expense	(1,101)	(1)	(1,016)	(1)	(4,456)	(1)	(3,522)	(1)

Investment income	108		30		302		182
Loss before taxes	(902)		(1,957)		(7,301)		(8,700)

Income tax benefit	357		675		2,814		3,187

Net loss	$(545)		$(1,282)		$(4,487)		$(5,513)

Basic net loss per common share	$(0.11)		$(0.25)		$(0.88)		$(1.09)

Diluted net loss per common share	$(0.11)		$(0.25)		$(0.88)		$(1.09)

Weighted average common shares outstanding
for computation of basic per share results	5,113		5,086		5,105		5,080

Weighted average common shares outstanding
for computation of diluted per share results	5,113		5,086		5,105		5,080

(1) Revenue and operating profit at Griffin Land were as follows:
	Fourth Quarter Ended,				Fiscal Year Ended,
	Nov. 27, 2010		Nov. 28, 2009		Nov. 27, 2010		Nov. 28, 2009

Revenue from leasing operations	$5,000		$4,560		$19,062		$17,130
Revenue from property sales	466		-		466		-
Total revenue at Griffin Land	$5,466		$4,560		$19,528		$17,130

Operating profit from leasing operations	$1,383		$1,064		$3,355		$2,260
Operating profit from property sales	257		-		257		-
Total operating profit at Griffin Land	$1,640		$1,064		$3,612		$2,260

Operating profit from leasing operations includes charges for depreciation and amortization of $1.6 million and $1.5 million in the 2010 and 2009 fourth quarters, respectively, and $6.2 million and $5.6 million in the 2010 and 2009 fiscal years, respectively. Full year fiscal 2010 results include $0.3 million of expenses associated with the acquisition of a 120,000 square foot industrial building in the 2010 first quarter.
Interest expense is primarily for mortgages on Griffin Land's rental properties.

(2) Includes charges for unsalable inventories and to increase inventory reserves of $0.8 million in the 2009 fourth quarter and $1.0 million and $2.1 million in the 2010 and 2009 fiscal years, respectively.